APPENDIX B
RULE 10f-3(c) PURCHASE RECORD FORM
(See the Rule 10f-3 Procedures for definitions of the capitalized terms used herein.)


1.  Name of Fund: MZF Fund

2.  Issuer / Coupon / Maturity / CUSIP:
TSASC 5.00% 6/1/2035 898526FD5

3.  Underwriter from whom purchased:
Jefferies Inc




4.  a.   Affiliated Underwriter managing or participating in
underwriting syndicate:
BNYMellon Capital Markets LLC


b.   Identity of the other members of the syndicate:
BofA Merrill Lynch, Citigroup, Siebert Cisneros
Shank & Co, Ramirez & Co, Academy Securities,
Cabrera Capital Markets, Hilltop Securities,
Mischler Financial Group, PNC Capital Markets, Stern
Brothers & Co, US Bancorp Investments, Barclays,
Raymond James, Wells Fargo Securities, Blaylock
Beal Van, Drexel Hamilton, Janney Montgomery
Scott, Morgan Stanley, Rice Financial Products, Stifel,
Nicolaus and Company, Loop Capital Markets, RBC
Capital Markets, FTN Financial Capital Markets,
Mesirow Financial, Oppenheimer & Co, Roosevelt &
Cross Inc, TD Securities, The Williams Capital Grou

5.  Aggregate principal amount of purchase by the Fund, other investment companies (including
other series of the Trust) advised by the Adviser/Sub-adviser and other accounts over which the
Adviser/Sub-adviser has investment discretion:    $2,000,000



6.  Aggregate principal amount of offering:
$1,113,675,000

7.  Purchase price (net of fees and expenses):
$107.446

1.  Percentage of offering acquired by Fund:
0.128%



9.  Offering price at close of first day on which any sales were made:
$107.446



10.  Date of Purchase:
January 12, 2017



11.  Date offering commenced:
January 11, 2017


12.  Commission, spread or profit:  0%  $  0  / share



13.  Have the following conditions been satisfied?     Yes     No
a.  The securities are:

part of an issue registered under the Securities Act
of 1933 which is being offered to the public;           _      _

part  of  an  issue  of  government  securities,  as
defined in section 2(a)(16) of the 1940 Act;             _      _

Eligible Municipal Securities;                           X      _

sold in an Eligible Foreign Offering; OR                 _      _

sold in an Eligible Rule 144A Offering?                  _       _



b.  (1) If the securities are municipal
securities, the municipal
securities are sufficiently liquid that
they can be sold at or near
their carrying value within a reasonably
short period of time?                                   X       _

       (2) Are the municipal securities (a)
subject to no greater
than moderate credit risk; or (b) if the
issuer of the municipal
securities, or the entity supplying the
revenues or other
payments from which the issue is to be
paid, has been in
continuous operation for less than three
years, including the
operation of any predecessors, are the
securities subject to a
minimal or low amount of credit risk?                   X       _


       (3) As part of your assessment
in determining whether the
securities are eligible municipal
securities, did you consider reports,
analyses, opinions and other assessments
issued by third-parties,
including nationally recognized
statistical rating organizations?                      X        _

Please describe the materials used in your assessment.
   Standard and Poor's issuer profile


c.      (1) The securities were purchased
prior to the end of the first
day on which any sales were made, at a
price that is not more
than the price paid by each other
purchaser of securities in
that offering or in any concurrent
offering of the securities
(except, in the case of an Eligible
Foreign Offering, for any
rights to purchase that are required
by law to be granted to
existing security holders of the issuer); OR            X         _



(2) If the securities to be purchased
were offered for
subscription upon exercise of rights,
such securities were
purchased on or before the fourth day
preceding the day on
which the rights offering terminates?                     _       _


d.  The underwriting was a firm commitment underwriting?  X       _

e. The commission, spread or profit was
reasonable and fair in
relation to that being received by others
for underwriting
similar securities during the same period?               X        _



f.  The issuer of the securities, except
for Eligible Municipal
Securities, and its predecessors have
been in continuous
operation for not less than three years?                 X       _


g.
(1) Is the Adviser/Sub-adviser of the
Fund a principal
underwriter of the security or an
affiliated person of a
principal underwriter of the security?
If the answer is no,
please proceed to section h.                             _       X

(a)	The amount of the securities,
(b)	other than those sold in an
Eligible Rule 144A Offering (see below),
purchased by the
Fund, all investment companies (including
other series of the
Trust) advised by the Adviser/Sub-
adviser and other accounts
with respect to which the Adviser/
Sub-adviser has investment
discretion did not exceed 25% of
the principal amount of the
offering; OR                                             _      _


(c)	If the securities purchased were
(d)	sold in an Eligible Rule
144A Offering, the amount of such
securities purchased the
Fund, all investment companies
(including other series of the
Trust) advised by the Adviser/Sub-
adviser and other accounts
with respect to which the Adviser/
Sub-adviser has investment
discretion did not exceed 25% of
the total of:

(i)  The principal amount of the offering of
such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

(ii)  The principal amount of
the offering of such class in
any concurrent public offering?                          _      _



h.  (1) No Affiliated Underwriter of the
purchasing Fund was a
direct or indirect participant in or
beneficiary of the sale; OR                               X       _

(2) With respect to the purchase of
Eligible Municipal
Securities, such purchase was not
designated as a group sale
or otherwise allocated to the account
of an Affiliated Underwriter?                             X       _


i.  Information has or will be timely
supplied to the appropriate
officer of the Trust for inclusion
on SEC Form N-SAR and
quarterly reports to the Trustees?                       X       _


I have submitted these answers and completed this form based on all available information.




Date:   January 12, 2017



/s/James DiChiaro
Portfolio Manager Signature

Cutwater Investor Services Corp. / Insight Investment
Adviser or Sub-Adviser